UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

CBRE REALTY FINANCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CBRE Realty Finance

Dear Stockholder:	May 4, 2007

You are invited to attend the annual meeting of stockholders of CBRE Realty Finance, Inc. This year’s meeting will be held on Wednesday, June 6, 2007 at 8:30 a.m., local time, at InterContinental, The Barclay New York, 111 East 48th Street, New York, New York 10017.

The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting. Our directors and management team will be available to answer questions. Afterwards, there will be a vote on the matters set forth in the accompanying proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person. We look forward to seeing you at the meeting.

Sincerely,

Ray Wirta Executive Chairman of the Board and Interim Chief Executive Officer and President

CBRE REALTY FINANCE, INC.

185 Asylum Street, 37th Floor

Hartford, CT 06103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 6, 2007

The 2007 annual meeting of stockholders of CBRE Realty Finance, Inc. will be held on Wednesday, June 6, 2007 at 8:30 a.m., local time, at InterContinental, The Barclay New York, 111 East 48th Street, New York, New York 10017. At the annual meeting, stockholders will vote upon the following proposals:

1.	To elect all directors to serve until the 2008 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To consider and act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on March 30, 2007, as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten calendar days prior to the annual meeting, between the hours of 8:30 a.m. and 4:30 p.m., local time, at our corporate offices located at 185 Asylum Street, 37th Floor, Hartford, CT 06103. You may arrange to review this list by contacting our Secretary, Susan M. Orr.

You are requested to complete and sign the enclosed form of proxy, which is being solicited by our Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. In addition, stockholders of record who attend the annual meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of our Board of Directors,

Susan M. Orr

Secretary

New York, New York

May 4, 2007

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

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CBRE REALTY FINANCE, INC.

185 Asylum Street, 37th Floor

Hartford, CT 06103

PROXY STATEMENT

FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

to be held on June 6, 2007

We are sending this proxy statement and the enclosed proxy card to our stockholders on or about May 4, 2007, in connection with the solicitation of proxies by the Board of Directors of CBRE Realty Finance, Inc. for use at the 2007 annual meeting of stockholders to be held on Wednesday, June 6, 2007, at 8:30 a.m., local time, at InterContinental, The Barclay New York, 111 East 48th Street, New York, New York 10017 or at any postponement or adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on March 30, 2007, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•	to vote upon the election of all directors;

•	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	to consider and act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 30,731,342 shares of common stock outstanding and entitled to vote at the meeting.

What vote is needed to approve each proposal?

The affirmative vote of the holders of record of a plurality of all of the votes cast at the meeting at which a quorum is present is necessary for the election of the directors. The affirmative vote of the holders of record of a majority of all of the votes cast at the meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm and the approval of any other matters properly presented at the meeting for stockholder approval. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter being voted on at the annual meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the annual meeting.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	signing and forwarding to us a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.

If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.

How do I vote?

We request that you complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope. You may also attend the meeting in person and vote in person. If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares of common stock voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of common stock of record.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the meeting, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted for the election of the nominees for the directors named in this proxy statement and for ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007, and as recommended by our Board of Directors with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the meeting.

What other information should I review before voting?

For your review, our 2006 annual report, including financial statements for the fiscal year ended December 31, 2006, is being mailed to you concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2006 annual report on our website at http://www.cbrerealtyfinance.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities Exchange Commission, or the SEC. You may also obtain a copy of our Annual Report on Form 10-K, which contains additional information about our company, free of charge, by directing your request in writing to CBRE Realty Finance, Inc., 185 Asylum Street, 37th Floor, Hartford, CT 06103, Attention: Investor Relations. The 2006 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. We have retained Morrow & Co., Inc. at an aggregate estimated cost of $4,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members each serving for a term of one year and until their successors are duly elected and qualified. The term expires at each annual meeting of stockholders.

At the annual meeting, all of the directors will be elected to serve until the 2008 annual meeting and until their successors are duly elected and qualified. Our Nominating and Corporate Governance Committee has recommended Ray Wirta, Michael Melody, Douglas C. Eby, Vincent J. Costantini, Ricardo Koenigsberger and David P. Marks to our Board of Directors as nominees for election to serve as directors. These nominees are currently serving as directors. Keith Gollenberg stepped down as our chief executive officer and president and one of our directors on April 25, 2007. Prior to his resignation, our Board of Directors consisted of seven members. We are in the process of selecting a new chief executive officer. It is the current intention of our Board of Directors to appoint the new chief executive officer as a director to fill this vacancy. Following the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Ray Wirta, Michael Melody, Douglas C. Eby, Vincent J. Costantini, Ricardo Koenigsberger and David P. Marks to serve as directors. Our Board anticipates that each nominee will serve, if elected, as a director. However, if either nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as our Nominating and Corporate Governance Committee may recommend to our Board.

The Board of Directors unanimously recommends a vote “FOR” each Nominee.

Information Regarding the Nominees and the Continuing Directors

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2007 annual meeting, based upon information furnished by each director.

Name	Age	Director Since
Ray Wirta	63	2005
Michael Melody	44	2005
Douglas C. Eby	47	2005
Vincent J. Costantini	50	2005
Ricardo Koenigsberger	40	2005
David P. Marks	60	2005

Ray Wirta was appointed our executive chairman and interim chief executive officer and president in April 2007. Mr. Wirta has been our non-executive chairman and chairman of CBRE Realty Finance Management, LLC (“our Manager”) since May 2005. Mr. Wirta was chief executive officer of CB Richard Ellis, Inc. and CB Richard Ellis Group, Inc. (collectively, “CBRE”) from July 2001 to June 2005 and a director of CBRE since September 2001. Since June 2, 2005, Mr. Wirta has been its vice chairman. He has been chief executive officer of CB Richard Ellis Services, Inc. from May 1999 to June 2005. He served as its chief operating officer from May 1998 to May 1999. Since June 2005, Mr. Wirta has been a director of AlliedBarton Security Services, which provides security services to buildings and businesses throughout the U.S. He has served as a manager of Allied Security Holdings LLC since September 2005. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. in International Management from Golden Gate University.

Michael Melody has been one of our directors and an executive managing director of our Manager since May 2005. Mr. Melody is the vice chairman of CBRE Melody & Company and is responsible for jointly overseeing production operation nationwide, GEMSA loan servicing operations, merger and acquisition activities and global corporate initiatives. During 2003 and 2004, CBRE Melody & Company closed approximately 2,500 separate commercial real estate financings and structured equity transactions. Mr. Melody joined CBRE

Melody & Company in 1987, during which time he has focused on strategic initiatives for CBRE Melody & Company, including the acquisition and integration of a number of commercial mortgage banking companies, as well as major accounts and direct origination. As the executive vice president and executive managing director of CBRE Melody & Company during the past ten years, Mr. Melody has directly originated, structured and placed real estate financings with various life insurance companies, pension funds, commercial banks and other CMBS lenders.

Douglas C. Eby has been one our directors since June 9, 2005. Mr. Eby is the president of Torray LLC, an investment advisory firm founded in 1973. The firm provides investment management services to separately managed institutional accounts and two publicly traded mutual funds. Mr. Eby has over twenty years of investment management experience. Mr. Eby is the Chairman and CEO of Time Partners LLC, an investment advisory firm managing private partnerships for qualified investors. Mr. Eby was an investment manager and research analyst at Thomson Advisory Group from 1986 to 1992. He currently serves on the board of directors of Markel Corporation, an NYSE listed company, Suburban Health Care System, a non-profit healthcare provider in Bethesda, MD and the Boys and Girls Club of Greater Washington. Mr. Eby earned his B.A. in Economics from Catholic University and received an M.B.A from Indiana University.

Vincent J. Costantini has been one of our directors since June 9, 2005. Mr. Costantini was a founder and has served as a managing partner of Roseview Capital Partners LLC, a real estate, merchant banking and investment advisory company since January 2001. Mr. Costantini currently serves on the boards of several business and non-profit organizations. Mr. Costantini is also the chairman of the Board of Kensington Investment Company, the holding company for the Grand Circle Travel Group. From March 2000 to December 2000, Mr. Costantini served as partner and group chief executive officer of The O’Neill Companies, one of the largest privately held commercial real estate development firms in the nation. Prior to joining the O’Neill Companies, he served as a member of the management committee of Lend Lease Real Estate Investments Inc. From 1995 to the first quarter of 2000, Mr. Costantini was president and chief operating officer of Boston Financial, a privately-held real estate institutional investment advisor. Prior to that time, Mr. Costantini served as chief financial officer and head of acquisitions for General Investment & Development Co., a privately-held real estate operating company. Mr. Costantini is a graduate of St. Joseph’s University.

Ricardo Koenigsberger has been one of our directors since June 9, 2005. Mr. Koenigsberger is a managing director of XE Capital Management, LLC where he is head of the real estate group. As a managing director, he is responsible for the overall strategy, acquisition and asset management of XE Capital Management, LLC’s worldwide real estate portfolio. Mr. Koenigsberger is also a founding managing partner of the ROCA Funds, a group of private equity funds focused on the Real Estate Investment Trust Market. In his role as a ROCA partner, Mr. Koenigsberger is a member of the investment committee of the ROCA Funds. Prior to joining XE Capital Management, LLC and forming ROCA Funds, Mr. Koenigsberger was a partner of Apollo Real Estate Advisors, L.P. (AREA), the general partner of the Apollo Real Estate Funds, and was responsible for new investments and investment management and was with AREA from 1995 to 2006. Apollo is a real estate private equity company with equity under management of over $4 billion. At AREA, Mr. Koenigsberger oversaw equity investments, including investments in distressed debt, limited partnership tenders, convertible preferred instruments, operating companies and direct equity investments. Mr. Koenigsberger was also responsible for all of Apollo’s direct ownership in hotels in the U.S. and led the hospitality business for Apollo. Mr. Koenigsberger was instrumental in the creation and initially headed the Apollo-GMAC Mezzanine Fund. Prior to becoming a partner of AREA, Mr. Koenigsberger had been associated with Apollo Management, the general partner of the Apollo Corporate Funds, since 1990. Mr. Koenigsberger was also a member of the Corporate Finance Department of Drexel Burnham Lambert Incorporated, where he was involved in a variety of financings and M&A assignments. Mr. Koenigsberger is a past director of Capital Lodging, Meadowbrook Golf, Schuler Homes/Western Pacific Housing, CB Richard Ellis, and Washington Corp., a diversified Washington based real estate company. Mr. Koenigsberger is a graduate of the University of Pennsylvania’s Wharton School of Business.

David P. Marks has been one of our directors since June 9, 2005. Mr. Marks is the chief investment officer for CUNA Mutual Group and president of Member Capital Advisers, or MCA, since September 2005. Prior to joining CUNA Mutual Group and MCA, Mr. Marks was the chief investment officer for Travelers Insurance/Citigroup from April 2004 to June 2005. From November 2002 through March 2004, Mr. Marks served as the chief investment officer for CIGNA Investments. From September 2001 to October 2002, Mr. Marks was a Partner at Green Mountain Partners, a buy-out partnership focused on acquiring small-to-medium sized manufacturing companies. During the ten years prior to his position at Green Mountain Partners, Mr. Marks was president and chief investment officer of Allianz Investments. Mr. Marks received a B.A. in Chemistry & Physics from the University of Connecticut, an M.B.A. in Finance from the University of Connecticut and an Executive M.B.A. from Dartmouth University. Mr. Marks is a CFA.

B iographical Information Regarding Executive Officers Who Are Not Directors

Michael Angerthal has been our executive vice president, chief financial officer and treasurer since May 2005. During the nine years prior to joining us, Mr. Angerthal was a finance executive at General Electric Company managing senior level finance and investor relations’ positions within several major business units. Most recently, at GE Real Estate where Mr. Angerthal directed the strategic planning, analysis and management of real estate assets including owned and managed real estate, equity investments with real estate partners in industrial, retail, office and multifamily asset classes and debt products for industrial assets. Prior to joining GE in 1996, Mr. Angerthal was a Business Assurance Manager at PriceWaterhouse Coopers. Mr. Angerthal is a CPA and received a B.B.A. degree in accounting from Pace University and an M.B.A. in Corporate Finance from Columbia Business School.

Jim Evans has been one of our executive vice presidents and secretary and a managing director of our Manager since May 2005. Mr. Evans has 23 years of experience in real estate investing and capital markets. Prior to joining us, Mr. Evans was chief executive officer of SCP Real Estate Partners, a private equity investment management firm. From 2002 to 2004, Mr. Evans served as President of Keating Partners, a private, fully-integrated real estate operating company that invested in residential, office, retail and hospitality properties. Prior to joining Keating Partners, Mr. Evans was a director for Capital Trust, Inc., where he was responsible for the marketing and business development activities of Capital Trust, Inc. and assisted in the capital raising activities for CT Mezzanine Partners II, a fund that focused on making large, floating rate mezzanine loans on commercial properties. Mr. Evans received a B.A. in government from Suffolk University.

Paul Martin has been one of our executive vice presidents and a managing director of our Manager since May 2005. Mr. Martin has 20 years experience in the real estate finance and investment industry. Prior to joining us, Mr. Martin was a Managing Director in the Capital Markets Group of CIGNA Investment Management where he was the portfolio manager for a portfolio of structured and real estate securities including mezzanine, B Note, CDO, REIT and CMBS investments. Prior to joining CIGNA in 1990, Mr. Martin was a real estate asset manager for Massachusetts Mutual Life Insurance Company. Mr. Martin is a member of the Association for Investment Management & Research, the Commercial Mortgage Securitization Association and is a CFA.

Tom Podgorski has been one of our executive vice presidents and a managing director of our Manager since May 2005. Mr. Podgorski has 24 years of experience in the real estate finance and investment industry. Prior to joining us, Mr. Podgorski headed a CMBS initiative at David L. Babson Co., the real estate affiliate of Massachusetts Mutual. Prior to his work at David L. Babson Co., Mr. Podgorski spent 22 years within CIGNA’s Real Estate Investment Division as a Managing Director with CIGNA’s Capital Markets Group and headed CIGNA’s large loan securitization business from 1998 to 2004. While at CIGNA, Mr. Podgorski was responsible for revenue generation from the program, along with origination, pricing and structuring new investments including fixed and floating rate mezzanine loans. Mr. Podgorski is an active member of the Commercial Mortgage Securitization Association and is a Chartered Financial Analyst (CFA).

The Board of Directors and its Committees

Our Board of Directors presently consists of six members. The Board has affirmatively determined that Messrs. Douglas C. Eby, Vincent J. Costantini, Ricardo Koenigsberger and David P. Marks, representing a majority of its members, are independent of our management, as such term is defined by the rules of the NYSE. Our Board of Directors held ten meetings during fiscal year 2006. Each of the directors attended at least 75% of the total number of meetings of our Board of Directors held during 2006.

Audit Committee. We have a standing Audit Committee, consisting of Messrs. Costantini (chairman), Koenigsberger and Marks, each of whom is “independent” within the meaning of the rules of the NYSE and the U.S. Securities and Exchange Commission, or the SEC. The Board of Directors has determined that Mr. Costantini is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Our Audit Committee is responsible for, among other things, engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of their audit engagement, approving professional services to be provided by the independent registered public accounting firm, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of our internal controls, accounting and reporting practices and assessing the quality and integrity of our consolidated financial statements. Our Board approved a written charter for our Audit Committee, a copy of which is available on our website at http://www.cbrerealtyfinance.com and is attached as Exhibit A to this proxy statement. Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement. Our Audit Committee held six meetings during fiscal year 2006. Each of the committee members attended at least 75% of the total number of meetings of our Audit Committee held during fiscal year 2006.

Compensation Committee. We have a standing Compensation Committee, consisting of Messrs. Eby (chairman), Costantini and Koenigsberger, each of whom is “independent” within the meaning of the rules of the NYSE. Our Compensation Committee is responsible for, among other things: (1) evaluating the performance of our chief executive officer and other executive officers; (2) evaluating the performance of our Manager; (3) reviewing the compensation and fees payable to our Manager under our management agreement; (4) administering the issuance of any award under our 2004 Equity Incentive Plan; and (5) reviewing the Compensation Discussion and Analysis for inclusion in this annual proxy statement. Our Compensation Committee has retained SMG Advisory Group, an outside compensation consulting firm, or SMG, to provide it with relevant market data concerning the marketplace, our peer group and other compensation developments. See “Executive Compensation—Compensation Discussion and Analysis.” Our Board approved a written charter for our Compensation Committee, a copy of which is available on our website at http://www.cbrerealtyfinance.com. Our Compensation Committee held four meetings during fiscal year 2006. See “Executive Compensation—Report on Executive Compensation.” Each of the committee members attended at least 75% of the total number of meetings of our Compensation Committee held during fiscal year 2006.

Nominating and Corporate Governance Committee. We have a standing Nominating and Corporate Governance Committee, consisting of Messrs. Koenigsberger (chairman), Eby and Marks, each of whom is “independent” within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to be elected at each annual meeting of stockholders, recommending to the Board the directors to serve on each of the Board’s committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to our company and directing the Board in an annual review of its performance. Our Board approved a written charter for our Nominating and Corporate Governance Committee, a copy of which is available on our website at http://www.cbrerealtyfinance.com. Each of the committee members attended the four meeting held by our Nominating and Corporate Governance Committee during fiscal year 2006.

Executive Committee. We have a standing Executive Committee consisting of Messrs. Wirta (chairman), Melody and Marks. We anticipate that the new chief executive officer will also serve on this Committee. Our Executive Committee meets as frequently as necessary in order for us to achieve our investment objectives. Our Executive Committee has authority delegated by our Board of Directors to authorize transactions consistent with our investment guidelines and must approve, by a majority vote (which must include the affirmative vote of the independent director), investments and dispositions aggregating greater than $25 million and up to $50 million (except for investments and dispositions having credit ratings of “A” or better by a major credit rating agency, such threshold are greater than $50 million and up to $75 million). A majority of the members of our board of directors must approve all investments and dispositions greater than such amounts identified above.

Investment Committee. We have a standing Investment Committee consisting of Ray Wirta, James Evans, Paul Martin, Thomas Podgorski and Michael Angerthal, which constitute all of our senior executive officers. We anticipate that the new chief executive officer will also serve on this Committee. The role of our Investment Committee is to review and approve our investment policies, and review and approve our investment portfolio holdings and related compliance with our investment policies. The majority vote (which must include the affirmative vote of our executive chairman and interim chief executive officer and president) of all members of our investment committee is required to approve all investments and dispositions, including investments and dispositions of up to $25 million (except for (i) investments and dispositions having credit ratings of “A” or better by a major rating agency, such threshold will be up to $50 million and (ii) with respect to aggregate CMBS investments of up to $15 million having credit ratings of “B” or better and consistent with our operating guidelines, only two members of the investment committee must approve the investment; however, the majority vote of all members of our investment committee will be required to approve aggregate CMBS investments over $15 million). Separate approvals by our executive committee and our board of directors are not required under these circumstances.

Director Compensation*

Directors of our company who are not independent receive no additional compensation for their services as directors. The following table sets forth information with respect to compensation paid to our independent directors during the fiscal year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Vincent J. Costantini	$52,500	$4,358	—	—	$56,858
Douglas C. Eby	$46,500	$4,358	—	—	$50,858
Ricardo Koenigsberger	$56,500	$4,358	—	—	$60,858
David P. Marks	$47,000	$4,358	—	—	$51,858

*	The columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.
(1)	Amounts shown do not reflect compensation actually received by the independent director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2006 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 26, 2007. At December 31, 2006, the aggregate number of stock awards outstanding was as follows: Mr. Costantini—667; Mr. Eby—667; Mr. Koenigsberger—667; and Mr. Marks—667.
(2)	Amounts shown do not reflect compensation actually received by the independent director. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2006 for option awards as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 26, 2007. At December 31, 2006, none of the independent directors have any option awards outstanding.

During the fiscal year ended December 31, 2006, each independent director receives an annual retainer of $20,000 payable in cash and a fee of $1,000 payable in cash for each full board meeting attended in person (or $500 payable in cash if participation is telephonically). Each independent director who serves on a committee of our board of directors received an annual fee of $5,000 payable in cash, except that the chairperson of our audit committee received $10,000. Each independent director was also paid a fee of $1,000 payable in cash for each committee meeting (if held on a separate day from a board meeting) that he or she attends (or $500 payable in cash if participation is telephonically), except for meetings of our executive committee. Each independent director also received a restricted stock grant of 667 shares of our common stock upon completion of our June 2005 private offering, which vested one year after the date of grant. We also reimburse our directors for their travel expenses, incurred in connection with their attendance at full board and committee meetings. The directors were reimbursed $10,156 for such expenses during 2006.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to ratification of this appointment by our common stockholders. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in May 2005 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.

A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fee Disclosure

Audit Fees

Fees for audit services totaled approximately $1,048,421 in 2006 and $533,780 in 2005. Audit fees include fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. In addition, audit fees include fees for public filings in connection with various investments and services relating to public filings in connection with our initial public offering, common stock offerings and certain other transactions.

Audit-Related Fees

Fees for audit-related services totaled approximately $49,000 in 2006 and none in 2005. The audit-related services principally include fees for Sarbanes-Oxley 404 planning and testing in 2006 and 2005.

Tax Fees

Fees for tax services totaled approximately $136,000 in 2006 and $207,447 in 2005. The tax services principally include fees for tax compliance and tax advisory services in 2006 and 2005.

All Other Fees

We did not incur fees in 2006 or 2005 for other services not included above.

Our Audit Committee considers whether the provision by Ernst & Young LLP of the services that are required to be described under “All Other Fees” is compatible with maintaining Ernst & Young LLP’s independence from both management and our company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee’s attention and approved prior to the completion of the audit by our Audit Committee or any of its member(s) who has authority to give such approval. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals. All services provided by Ernst & Young LLP in 2006 were pre-approved by our Audit Committee.

Our Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following is a report by our Audit Committee regarding the responsibilities and functions of our Audit Committee. This Report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Report by reference in any such document.

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with our Audit Committee Charter, which was approved in 2005. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with the independent registered public accounting firm, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. Our Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with our independent registered public accounting firm the auditors’ independence from both management and our company and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with their independence.

Our Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. Our Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors (and our Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Our Board of Directors has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Vincent J. Costantini, and that he is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and independent registered public accounting firm. Accordingly, our Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst & Young LLP is in fact “independent.”

Submitted by our Audit Committee

Vincent J. Costantini (chairman)

Ricardo Koenigsberger

David P. Marks

CORPORATE GOVERNANCE MATTERS

This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the NYSE’s final corporate governance rules that were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the corporate governance section of the “Investor Relations—Corporate Governance” page of our corporate website at http://www.cbrerealtyfinance.com to view or to obtain copies of our committee charters, code of business conduct and ethics, corporate governance guidelines and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of the respective charters of our committees, code of business conduct and ethics, corporate governance guidelines and director independence standards by directing your request in writing to CBRE Realty Finance, Inc., 185 Asylum Street, 37th Floor, Hartford, CT 06103, Attention: Investor Relations. Additional information relating to the corporate governance of our company is also included in other sections of this proxy statement.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the directors serving on our Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, our Board of Directors has adopted director independence standards, which are certain additional categorical standards to assist in making determinations with respect to the independence of directors. Our Board of Directors has affirmatively determined, based upon its review of all relevant facts and circumstances, that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and the applicable rules promulgated by the SEC: Messrs. Douglas C. Eby, Vincent J. Costantini, Ricardo Koenigsberger and David P. Marks. Our Board has determined that Messrs. Wirta and Melody are not independent because they are also executive officers or affiliates of our company. Messrs. Wirta and Koenigsberger have engaged in business ventures separate and apart from us. Our Board of Directors has determined that, with respect to Mr. Koenigsberger, their business interests do not violate the independence requirements of directors under the listing standards of the NYSE and the independence standards adopted by our Board of Directors and do not otherwise impact the Board of Directors’ determination of independence of Mr. Koenigsberger.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics as required by the listing standards of the NYSE that applies to our directors, executive officers and employees of our Manager. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees of our Manager in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our company’s assets, confidentiality, dealing with the press and communications with the public, accounting matters, records retention, fair dealing, discrimination and harassment and health and safety.

Audit Committee Financial Expert

Our Board of Directors has determined that our Audit Committee has at least one “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K, such expert being Mr. Costantini, and that he is “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Costantini has agreed to serve as our audit committee financial expert.

Communications with our Board of Directors

We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors. Any such communications may be sent to our Board by U.S. mail or overnight delivery and should be directed to Susan Orr, Secretary, at CBRE Realty Finance, Inc., 185 Asylum Street, 37th Floor, Hartford, CT 06103, who will forward such communications on to the intended recipient. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so in writing to the Chairman of our Audit Committee, c/o Secretary, CBRE Realty Finance, Inc., 185 Asylum Street, 37th Floor, Hartford, CT 06103. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

We encourage each member of our Board of Directors to attend each annual meeting of stockholders.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board of Directors and for recommending to the Board the director nominees to be considered for election at our annual meetings of stockholders.

In making recommendations to our Board, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, education, experience with businesses and other organizations comparable to our company, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of our company and the extent to which the candidate generally would be a desirable addition to the Board of Directors and any of its committees.

Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board. Any recommendations by stockholders should follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee. In addition, any stockholder recommending a director candidate should submit information demonstrating the number of shares of common stock that he or she owns.

Executive Sessions of Independent Directors

In accordance with the Corporate Governance Guidelines, the independent directors serving on our Board of Directors meet in executive session after each regularly scheduled meeting of the Audit Committee without the presence of any directors or other persons who are part of our management. The executive sessions regularly are chaired by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2006 fiscal year, as well as the other individuals included in the “Summary Compensation Table” on page 19, are referred to as the “named executive officers,” or our “executives.”

Objectives of Our Compensation Program

We have no employees. We are managed by CBRE Realty Finance Management, LLC, or our Manager, pursuant to a management agreement between our Manager and us. All of our named executive officers are employees of our Manager or one of its affiliates. We have not paid, and do not intend to pay, any cash compensation to our named executive officers and we do not currently intend to adopt any policies with respect thereto. However, our Compensation Committee may, from time to time, make recommendations to our Board of Directors for approval of equity awards in the form of restricted stock or stock options to our named executive officers pursuant to our 2005 Equity Incentive Plan. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to time based vesting requirements designed to promote the retention of management and to achieve strong performance for our company. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.

We made certain equity awards to our executive officers in June 2005 and January 2006. The purpose of these awards was intended to compensate our executive officers for (i) the successful completion of our private offering in 2005 which provided us with initial capital for our operations, (ii) the establishment of our business plan, (iii) the successful implementation of our infrastructure and (iv) building and attracting a team of talented investment professionals.

Setting Executive Compensation and What Executive Compensation is Designed to Reward.

Our Manager or its affiliates, including CBRE Melody & Company, determine the levels of base salary and cash incentive compensation that may be earned by our named executive officers, based on the time required for the performance of the duties of our Manager under the management agreement, the performance of other duties for our Manager or its affiliates, including CBRE Melody & Company, and such other factors as our Manager may determine are appropriate. Our Manager or its affiliates, including CBRE Melody & Company, also determine whether and to what extent our named executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. Cash compensation paid to our named executive officers is paid by our Manager or its affiliates, including CBRE Melody & Company, from the fees paid by us to our Manager under the management agreement. We do not control how such fees are allocated by our Manager to its employees and have been advised by our Manager that none of our named executive officers is entitled to any part of such fees, except as may be determined by our Manager in its discretion or by ownership interests in our Manager that certain of our named executive officers own. For a description of our management agreement, see “Certain Relationships and Related Transactions—Management Agreement.”

Our Compensation Committee is responsible for recommending to our Board of Directors awards of equity compensation, if any, for our named executive officers and is comprised of three independent directors, Douglas

C. Eby (Chairman), Vincent J. Costantini and Ricardo Koenigsberger. Generally, our Chief Executive Officer makes recommendations regarding equity compensation for our named executive officers and for other employees of our Manager to our Compensation Committee. Our Compensation Committee evaluates such recommendations but exercises independent discretion in respect of equity compensation matters and administers our 2005 Equity Incentive Plan (including reviewing equity grants to our executives pursuant to this plan) and recommending such grants to our Board of Directors for approval. Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at http://www.cbrerealtyfinance.com.

Our Compensation Committee has retained SMG Advisory Group, an outside compensation consulting firm, or SMG. SMG provides our Compensation Committee and Chief Executive Officer with relevant market data concerning the marketplace, our peer group and other compensation developments. SMG meets from time to time with our Chief Executive Officer and Chairman of the Compensation Committee. Our Compensation Committee has the authority to replace SMG or hire additional consultants at any time. SMG also provides additional professional services to our company and receives market-based compensation with respect to these services. Our Manager has also hired SMG to work with our Manager regarding compensation of our named executive officers by our Manager.

Our Compensation Committee meets regularly during the year (four meetings in 2006) to evaluate executive performance against the goals and objectives set at the beginning of the year, to monitor market conditions in light of these goals and objectives, and/or to solicit input from the compensation consultant on market practices and any new developments and to review our compensation practices. Our Compensation Committee makes regular reports to our Board of Directors.

What Our Compensation Program is Designated to Reward

Our Compensation Committee has designed our equity compensation program to enable our Manager to attract, motivate and retain talented individuals at our Manager, link compensation to performance and to align the interests of our named executive officers with our stockholders. Our Compensation Committee rewards the achievement of annual, long-term and strategic goals of both our company and the individual executive. Our Compensation Committee measures performance on an absolute basis against financial and other measures established at the beginning of the year and on a relative basis by comparing our company’s performance against other commercial mortgage REITs and against the mortgage REIT industry generally. Comparative performance is an important metric since market conditions may affect the ability to meet specific performance criteria.

Elements of Our Compensation Program and Why We Chose Each Element

As discussed above, because our management agreement provides that our Manager assumes principal responsibility for managing our affairs, our named executive officers do not receive cash compensation from us for serving as our executive officers. Our Compensation Committee may, however, choose to recommend equity awards to our Board of Directors for its approval, which include restricted stock awards or stock options made pursuant to our 2005 Equity Incentive Plan. The vesting provisions of these equity awards (generally three years) are designed to act as a retention device and provide a strong incentive to the named executive officers to increase stockholder value long after they performed the services in the year for which the equity awards were granted. The awards also contain forfeiture provisions if the executive voluntarily leaves or is terminated with cause by our Manager. These provisions protect our interests by, among other things, providing a strong disincentive for an executive to leave our Manager.

All stock options are priced in accordance with the terms of our 2005 Equity Incentive Plan and are based on the price of our company’s common stock at the close of business on the date of grant. We do not coordinate grants of options so that they are made before announcement of favorable information or after the announcement of unfavorable information.

How Each Element and Our Decisions Regarding Each Element Fit Into Our Overall Compensation Objectives and Affect Decisions Regarding Other Elements

Our compensation program seeks to reward our named executive officers for the achievement of certain performance goals, which, in combination with compensation received from our Manager or its affiliates, is competitive with the compensation paid to named executive officers at other commercial mortgage REITs, while closely aligning the interests of our named executive officers with the interests of our stockholders. In making equity compensation recommendations, our Compensation Committee considers various measures of company and industry performance, including, without limitation, our growth (as measured by absolute performance and comparison of our growth to our internal targets and to those of our competitors) in adjusted funds from operations per share, production, assets, return on equity, dividend yield and total return to stockholders (capital appreciation plus dividend). In addition, our Compensation Committee considers various strategic and operational goals, including building and retaining effective management and investment teams, maintaining effective investor communications, implementation of our leverage objectives, and maintaining effective internal controls and financial reporting. Furthermore, our Compensation Committee considers consummation of certain significant corporate events, such as the completion of our initial public offering in October 2006 and our first CDO transaction in March 2006. Our Compensation Committee does not utilize any of the foregoing performance metrics on an individual basis in determining whether to make any recommendations of equity awards. Rather, it considers all such metrics on a collective basis.

Consistent with this approach, our Compensation Committee makes recommendations, from time to time, to our Board of Directors for the grant of equity awards to our named executive officers to reward our executives for achievement of financial and other performance (both company and individual based). Our Compensation Committee also makes recommendations of these awards to act as a retention tool and to provide continued and additional incentives to maximize our stock price and thereby more closely align the economic interests of our named executive officers with those of our stockholders. Through the elements of our compensation program, our Compensation Committee seeks to maintain a competitive equity compensation package for each executive, while being sensitive to our fiscal year budget, annual accounting costs and the impact of share dilution in making such compensation payments.

Other Matters

Tax and Accounting Treatment. Our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. We have taken steps to qualify compensation under the 2005 Equity Incentive Plan for full deductibility as “performance-based compensation.” Our Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We paid compensation to certain of our named executive officers during 2006, a portion of which may be nondeductible under the limitations set forth in Section 162(m). Our Compensation Committee may make compensation payments that are not fully deductible if in its judgment such payments are necessary to achieve the objectives of our compensation program.

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Beginning on June 9, 2005 we began accounting for stock-based payments through our equity incentive plans in accordance with the requirements of Statement of Financial Accounting Standards No. 123-R.

Adjustments for Certain Items. Our Compensation Committee has not considered whether it would attempt to recover compensation awards or payments based on our financial performance where our financial statements are restated in a downward direction sufficient to reduce the amount of such awards or payments that should have been made or paid under applicable criteria.

Other Policies

We do not have any policy in place regarding minimum ownership requirements for either our executive officers or directors. We do not have any policy in place regarding the ability of our executive officers or directors to engage in hedging activities with respect to our common stock.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this annual proxy statement.

Submitted by our Compensation Committee

Douglas C. Eby (chairman)

Vincent J. Costantini

Ricardo Koenigsberger

Summary Compensation Table*

Because our management agreement provides that our Manager assumes principal responsibility for managing our affairs, our executive officers, who are employees of our Manager, generally do not receive cash compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our Manager, or its affiliates, under the terms of the management agreement, they devote a portion of their time to our affairs as is required for the performance of the duties of our Manager.

Our Manager has informed us that, because the services to be performed by its officers or employees in those capacities as such may not be performed exclusively for us, it may not be able to segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our Manager or its affiliates, including CBRE/Melody, that relates to their services to us. Our Manager, or its affiliates, including CBRE/Melody, compensates each of our executive officers.

We may from time to time, at the discretion of the Compensation Committee, grant shares of our common stock or options to purchase shares of our common stock to our executive officers pursuant to the 2005 Equity Incentive Plan.

The following table sets forth information regarding the equity compensation awarded by us to our chief executive officer, chief financial officer and each of our three most highly compensated executive officers, other than our chief executive officer and chief financial officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2006 (collectively, the “named executive officers”). Amounts received by our named executive officers from our Manager are not included herein. It is noted that a number of the executive compensation arrangements described below may be subject to adjustment for changes to be made in light of Section 409A of the Internal Revenue Code.

Name and Principal Position	Year	Stock Awards(1) (S)	Option Awards(2) (S)	All Other Compensation ($)	Total ($)
Keith Gollenberg	2006	$189,744	$16,776	—	$206,520
Former Chief Executive
Officer, President, Director(3)

Michael Angerthal	2006	$129,950	$12,625	—	$142,576
Executive Vice President, Chief Financial Officer and Treasurer

James Evans	2006	$149,798	$13,421	—	$163,218
Executive Vice President

Paul Martin	2006	$149,798	$13,421	—	$163,218
Executive Vice President

Thomas Podgorski	2006	$149,798	$13,421	—	$163,218
Executive Vice President

*	The columns for “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.
(1)	Amounts shown do not reflect equity compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by our company in fiscal year 2006 for stock awards as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R. The assumptions used to calculate the value of stock awards are set forth under Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 26, 2007. At December 31, 2006, the aggregate number of stock awards outstanding was as follows: Mr. Gollenberg—37,620; Mr. Angerthal— 26,667; Mr. Evans—29,700; Mr. Martin—29,700 and Mr. Podgorski—29,700.

(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Amounts shown are the compensation costs recognized by our company in fiscal year 2006 for option awards as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 26, 2007. At December 31, 2006, the aggregate number of option awards outstanding was as follows: Mr. Gollenberg— 33,000; Mr. Angerthal—25,000; Mr. Evans—26,400; Mr. Martin—26,400 and Mr. Podgorski—26,400.
(3)	On April 25, 2007, Mr. Gollenberg stepped down as our chief executive officer, president and one of our directors and Ray Wirta was appointed as the executive chairman and interim chief executive officer and president of our company. It is anticipated that Mr. Wirta will receive no compensation from our company for his services as the interim chief executive officer and president.

Grants of Plan-Based Awards

No stock awards or option awards were granted to the named executive officers during the fiscal year ended December 31, 2006, except that 20,000 shares of restricted stock and options to purchase 20,000 shares of our common stock were awarded to Michael Angerthal on January 30, 2006. The restricted stock awards have a grant date fair value of $15.00 per share. The options have an exercise price of $15.00 per share and have a grant date fair value of $0.92 per option. The 20,000 shares of restricted stock vest in three equal annual installments beginning on January 30, 2007. The 20,000 options also vest in three equal annual installments beginning on January 30, 2007.

Outstanding Equity Awards

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2006.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) _____ Exercisable		Number of Securities Underlying Unexercised Options (#) _____ Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Keith Gollenberg(1)	11,000	(2)	22,000	(2)	—	$15.00	06/09/2010	—		—	—	—
	—		—		—	—	—	25,080	(3)	$394,007	—	—
Michael Angerthal	1,667	(3)	3,333	(3)	—	$15.00	06/09/2010	—		—	—	—
	—		20,000	(4)	—	$15.00	01/30/2011	—		—	—
	—		—		—	—	—	24,445	(5)	$384,031	—	—
James Evans	8,800	(2)	17,600	(2)	—	$15.00	06/09/2010	—		—	—	—
	—		—		—	—	—	19,800	(3)	$311,058	—	—
Paul Martin	8,800	(2)	17,600	(2)	—	$15.00	06/09/2010	—		—	—	—
	—		—		—	—	—	19,800	(3)	$311,058	—	—
Thomas Podgorski	8,800	(2)	17,600	(2)	—	$15.00	06/09/2010	—		—	—	—
	—		—		—	—	—	19,800	(3)	$311,058	—	—

(1)	On April 25, 2007, Mr. Gollenberg stepped down as our chief executive officer, president and one of our directors and Ray Wirta was appointed as the executive chairman and interim chief executive officer and president of our company.
(2)	Includes an option award granted on June 9, 2005, which vests in three equal annual installments.
(3)	Includes a restricted stock award granted on June 9, 2005, which vests in three equal annual installments.

(4)	Includes an option award granted on January 30, 2006, which vests in three equal annual installments.
(5)	Includes restricted stock awards granted on: (i) June 9, 2005, which vests in three equal annual installments and (ii) January 30, 2006, which vests in three equal annual installments.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of stock options, stock appreciation rights, or SARs, and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Keith Gollenberg(3)	—	—	12,540	$188,100
Michael Angerthal	—	—	8,890	$133,330
James Evans	—	—	9,900	$148,500
Paul Martin	—	—	9,900	$148,500
Thomas Podgorski	—	—	9,900	$148,500

(1)	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.
(2)	Amounts reflect the market value of the stock on the day the stock vested.
(3)	On April 25, 2007, Mr. Gollenberg stepped down as our chief executive officer, president and one of our directors and Ray Wirta was appointed as the executive chairman and interim chief executive officer and president of our company.

Pension Benefits

Our named executive officers received no benefits in fiscal year 2006 from us under defined pension or defined contribution plans. See “—Summary Compensation Table.”

Nonqualified Deferred Compensation

Our company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

General

The named executive officers are employees of our Manager and therefore we generally have no obligation to pay a named executive officer any form of compensation upon such officer’s termination of employment, except with respect to restricted stock award and option award agreements entered into between the named executive officers and the Company under the 2005 Equity Incentive Plan. Mr. Wirta, our executive chairman and interim chief executive officer and president, is not a party to any restricted stock award or option award agreements with us or any other agreement obligating us to pay him any compensation or otherwise accelerate any equity awards upon his termination as an officer or director of our company. This section describes the material terms of each named executive officer’s restricted stock award and option award agreements and provides the amount of compensation that would be paid to each named executive officer by us in the event of termination of each named executive officer by our Manager. The amount of compensation payable to each named executive officer (except Keith Gollenberg) upon termination of the executive officer (i) by our Manager for “Cause” or a “Voluntary Resignation;” (ii) by our Manager “Without Cause” and (iii) in the event of “Death,” Permanent Disability” or “Retirement” (each, a “Triggering Event”) is described below. This discussion assumes such termination was effective as of December 31, 2006 and estimates of amounts which would be paid out in such circumstances. The actual amounts to be paid out can only be determined at the time of termination of such officer from our Manager. In addition, the amount of compensation that we are obligated to pay Mr. Gollenberg upon his termination by our Manager “Without Cause” is described below under “—Former Executive Officer.”

Restricted Stock Award Agreements

Michael Angerthal. Mr. Angerthal received a grant of 6,667 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. He received a grant of 20,000 shares of restricted stock on January 30, 2006, which also vest in three equal annual installments beginning one year after the date of the grant. As of December 31, 2006, 2,222 shares of restricted stock have been vested. If Mr. Angerthal is terminated by our Manager or its affiliates on account of Termination for Cause, Retirement or Voluntary Resignation, during the Restriction Period, all of the shares still subject to restriction (24,445 shares) will be forfeited by Mr. Angerthal. In the event Mr. Angerthal is terminated by our Manager on account of Termination Without Cause, Death or Permanent Disability, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted (8,889 shares) and all remaining shares will be forfeited. The value of such acceleration is $139,646 based on the price of $15.71 per share of our common stock on December 31, 2006.

James Evans. Mr. Evans received a grant of 29,700 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. As of December 31, 2006, 9,900 shares of restricted stock have been vested. If Mr. Evans is terminated by our Manager or its affiliates on account of Termination for Cause, Retirement or Voluntary Resignation, during the Restriction Period, all of the shares still subject to restriction (19,800 shares) will be forfeited by Mr. Evans. In the event Mr. Evans is terminated by our Manager on account of Termination Without Cause, Death or Permanent Disability, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted (9,900 shares) and all remaining shares will be forfeited. The value of such acceleration is $155,529 based on the price of $15.71 per share of our common stock on December 31, 2006.

Paul Martin. Mr. Martin received a grant of 29,700 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. As of December 31, 2006, 9,900 shares of restricted stock have been vested. If Mr. Martin is terminated by our Manager or its affiliates on account of Termination for Cause, Retirement or Voluntary Resignation, during the Restriction Period, all of the shares still subject to restriction (19,800 shares) will be forfeited by Mr. Martin. In the event Mr. Martin is terminated by our Manager on account of Termination Without Cause, Death or Permanent Disability, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted (9,900 shares) and all remaining shares will be forfeited. The value of such acceleration is $155,529 based on the price of $15.71 per share of our common stock on December 31, 2006.

Thomas Podgorski. Mr. Podgorski received a grant of 29,700 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. As of December 31, 2006, 9,900 shares of restricted stock have been vested. If Mr. Podgorski is terminated by our Manager or its affiliates on account of Termination for Cause, Retirement or Voluntary Resignation, during the Restriction Period, all of the shares still subject to restriction (19,800 shares) will be forfeited by Mr. Podgorski. In the event Mr. Podgorski is terminated by our Manager on account of Termination Without Cause, Death or Permanent Disability, during the Restriction Period, then the Restriction Period will immediately lapse with respect to an additional one-third of the restricted stock granted (9,900 shares) and all remaining shares will be forfeited. The value of such acceleration is $155,529 based on the price of $15.71 per share of our common stock on December 31, 2006.

Option Award Agreements

Michael Angerthal. Mr. Angerthal received an option to purchase 5,000 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. He also received an option to purchase 20,000 shares of our common stock on January 30, 2006, which also vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2006, options to purchase 1,667 shares of our common stock have been vested. If Mr. Angerthal is terminated on account of Retirement or Voluntary Resignation, the option, to the extent exercisable, may be exercised until the expiration of the three-month period to follow the Termination of Service, or if earlier, the expiration of the term of the option; provided, that, if Mr. Angerthal should die after the termination of his service, the option, to the extent exercisable, may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. In the event Mr. Angerthal is terminated by our Manager on account of Termination Without Cause, Death or Permanent Disability, the option will vest immediately with respect to an additional one-third of the option (options to purchase 8,333 shares of our common stock), whether or not exercisable, and the portion of the option otherwise exercisable may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. The value of such accelerated options is $5,916 based on the price of $15.71 per share of our common stock on December 31, 2006 and an exercise price of $15.00 per share. If Mr. Angerthal is terminated by our Manager on account of Termination for Cause, the option, to the extent unexercised, will cease to be exercisable and will be forfeited.

James Evans. Mr. Evans received an option to purchase 26,400 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2006, options to purchase 8,800 shares of our common stock have been vested. If Mr. Evans is terminated on account of Retirement or Voluntary Resignation, the option, to the extent exercisable, may be exercised until the expiration of the three-month period to follow the Termination of Service, or if earlier, the expiration of the term of the option; provided, that, if Mr. Evans should die after the termination of his service, the option, to the extent exercisable, may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. In the event Mr. Evans is terminated by our Manager on account of Termination Without Cause, Death or Permanent Disability, the option will vest immediately with respect to an additional one-third of the option (options to purchase 8,800 shares of our common stock), whether or not exercisable, and the portion of the option otherwise exercisable may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. The value of such accelerated options is $6,248 based on the price of $15.71 per share of our common stock on December 31, 2006 and an exercise price of $15.00 per share. If Mr. Evans is terminated by our Manager on account of Termination for Cause, the option, to the extent unexercised, will cease to be exercisable and will be forfeited.

Paul Martin. Mr. Martin received an option to purchase 26,400 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2006, options to purchase 8,800 shares of our common stock have been vested. If Mr. Martin is terminated on account of Retirement or Voluntary Resignation, the option, to the extent exercisable, may be exercised until the expiration of the three-month period to follow the Termination of Service, or if earlier, the expiration of the term of the option; provided, that, if Mr. Martin should die after the termination of his service, the option, to the extent exercisable, may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. In the event Mr. Martin is terminated by our Manager on account of Termination Without Cause, Death or Permanent Disability, the option will vest immediately with respect to an additional one-third of the option (options to purchase 8,800 shares of our common stock), whether or not exercisable, and the portion of the option otherwise exercisable may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. The value of such accelerated options is $6,248 based on the price of $15.71 per share of our common stock on December 31, 2006 and an exercise price of $15.00 per share. If Mr. Martin is terminated by our Manager on account of Termination for Cause, the option, to the extent unexercised, will cease to be exercisable and will be forfeited.

Thomas Podgorski. Mr. Podgorski received an option to purchase 26,400 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2006, options to purchase 8,800 shares of our common stock have been vested. If Mr. Podgorski is terminated on account of Retirement or Voluntary Resignation, the option, to the extent exercisable, may be exercised until the expiration of the three-month period to follow the termination of his service, or if earlier, the expiration of the term of the option; provided, that, if Mr. Podgorski should die after the Termination of Service, the option, to the extent exercisable, may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. In the event Mr. Podgorski is terminated by our Manager on account of Termination Without Cause, Death or Permanent Disability, the option will vest immediately with respect to an additional one-third of the option (options to purchase 8,800 shares of our common stock), whether or not exercisable, and the portion of the option otherwise exercisable may be exercised until the earlier of (i) one year from the date of termination or (ii) the date on which the term of the option expires. The value of such accelerated options is $6,248 based on the price of $15.71 per share of our common stock on December 31, 2006 and an exercise price of $15.00 per share. If Mr. Podgorski is terminated by our Manager on account of Termination for Cause, the option, to the extent unexercised, will cease to be exercisable and will be forfeited.

Former Executive Officer

Keith Gollenberg. On April 25, 2007, Mr. Gollenberg resigned as chief executive officer, president and a director of our company. It is anticipated that Mr. Gollenberg will continue to be employed by our Manager through at least June 30, 2007 to assist Mr. Wirta in his new role as interim chief executive officer and president. Pursuant to the restricted stock award agreement and the option award agreement entered into between Mr. Gollenberg and us, certain of Mr. Gollenberg’s restrict stock and option awards will be subject to acceleration upon his termination of employment by our Manager “Without Cause.” Mr. Gollenberg received a grant of 37,620 shares of restricted stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant (the “Restriction Period”). As of December 31, 2006, 12,540 shares of restricted stock have been vested. If Mr. Gollenberg remains employed by our Manager through June 30, 2007, an additional 12,540 shares of restricted stock will vest pursuant to the restricted stock award agreement. In the event Mr. Gollenberg’s employment is terminated by our Manager “Without Cause,” the Restriction Period will immediately lapse with respect to the remaining one-third of the restricted stock granted (12,540 shares). The value of such acceleration is $165,904.20 based on the price of $13.23 per share of our common stock on April 25, 2007. In addition, Mr. Gollenberg received an option to purchase 33,000 shares of our common stock on June 9, 2005, which vest in three equal annual installments beginning one year after the date of the grant. The option has a term of five years and expires on the fifth anniversary of the date of the grant. As of December 31, 2006, options to purchase 11,000 shares of our common stock have been vested. If Mr. Gollenberg remains employed by our Manager through June 30, 2007, options to purchase an additional 11,000 shares of our common stock will vest pursuant to the option award agreement. In the event Mr. Gollenberg’s employment is terminated by our Manager “Without Cause,” the Restriction Period will immediately lapse with respect to the remaining one-third of the options (options to purchase 11,000 shares of our common stock). All options may be exercised until the earlier of (i) one year from the date of his termination of employment with our Manager or (ii) the date on which the term of the option expires. Since the price of our stock on April 25, 2007 is below the exercise price per share of $15.00, Mr. Gollenberg will not recognize any current value as a result of the acceleration of the options. If our price per share increases above $15.00 per share and the accelerated options are otherwise exercisable, then Mr. Gollenberg would have received value in an amount equal to, on a per share basis, the excess of our stock price over the exercise price.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2006, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	875,233	$15.00	468,645
Equity compensation plans not approved by security holders	—	—	—

Total	875,233	$15.00	468,645

(1)	Includes information related to our 2005 Equity Incentive Plan.

Equity Incentive Plan Information

In connection with our formation, we established the 2005 Equity Incentive Plan to provide incentive compensation to attract and retain qualified employees, directors, officers, advisors, consultants and other personnel, including our Manager and employees of our Manager and CBRE, CBRE/Melody, and any joint venture affiliates of ours, CBRE or CBRE/Melody. The compensation committee may provide that our Manager, CBRE, CBRE/Melody, any joint venture affiliates of us or CBRE, CBRE/Melody and employees of the foregoing may be eligible to participate in the 2005 Equity Incentive Plan. The compensation committee has the authority to administer and interpret the equity incentive plan, to authorize the granting of awards (subject to ratification by our board of directors), to determine the eligibility of an employee, director or consultant to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate, except that our Manager, subject to the terms of the 2005 Equity Incentive Plan, will generally have, with respect to 91,000 options granted to or reserved for our Manager by us, the authority to grant awards, and determine the terms thereof, to employees or other related parties as directed by our Manager. Our compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

Subject to adjustment upon certain corporate transactions or events, up to a maximum of 2,000,000 shares, but not more than 10% of the common stock outstanding at the time our private placement offering in June 2005, may be subject to stock options, restricted stock, phantom stock and distribution equivalent rights under the equity incentive plan. The maximum number of shares of common stock that may underlie awards, other than options, to any eligible person in any one year, shall not exceed 400,000. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive options for more than 400,000 shares of our common stock in one year. Any common stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the equity incentive plan. If an option or other award granted under the 2005 Equity Incentive Plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards; provided, that any such forfeited shares that were reserved for grant to our Manager or to its employees or other related parties as directed by our Manager in its discretion, will continue to be reserved for regrant by our Manager. Any option or other award granted to employees of our Manager will be granted in consideration of services performed by those employees to and for the benefit of our company. Unless previously terminated by our board of directors, no new award may be granted under the 2005 Equity Incentive Plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under our 2005 Equity Incentive Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding common stock.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and each member of our Compensation Committee is independent under the listing standards of the NYSE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 30, 2007, certain ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding common stock and all executive officers and directors, individually and as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Name**	Amount And Nature of Beneficial Ownership of Common Stock	Percent of Total(1)
Ray Wirta(2).	146,333	*
Michael Melody(3)	87,487	*
Douglas Eby(4)(5)	392,667	1.3%
Vincent Costantini(4)(6)	3,667	*
David Marks(4)	667	*
Ricardo Koenigsberger(4)	667	*
Keith Gollenberg(7)	62,320	*
James Evans(8)	46,850	*
Paul Martin(8)	56,800	*
Thomas Podgorski(8)	46,850	*
Michael Angerthal(9)	54,701	*
All Directors and Executive Officers as a Group (11 Persons)	899,008	2.9%
CB Richard Ellis, Inc.(10)	1,566,667	5.1%
Hunter Global Investors L.P.(11)	1,700,000	5.5%
Wallace R. Weitz & Company(12)	2,020,700	6.6%
Baron Capital Group, Inc.(13)	1,862,067	6.1%
Dreman Value Management, LLC(14)	2,124,600	6.9%

*	Less than 1% of class.
**	Unless otherwise indicated, the business address is 185 Asylum Street, 37th Floor, Hartford, CT 06103.
(1)	Based on 30,731,342 shares of our common stock outstanding as of March 30, 2007. Does not reflect (i) options to purchase 975,500 shares of common stock that were granted to our Manager, its employees and certain related persons of our Manager, (ii) options to purchase 24,500 shares of common stock available for issuance to our Manager, or to the employees or other related parties of our Manager as directed by our Manager and (iii) 247,445 shares of common stock available for future grant under our stock incentive plan.
(2)	The address for all executive officers and directors is c/o City Place 1, 185 Asylum Street, 37th Floor, Hartford, CT 06103.
(3)	Includes 21,420 shares of restricted stock and options to purchase 11,900 shares of our common stock, which options are exercisable as of March 30, 2007, granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering. Does not include options to purchase 23,800 shares of our common stock granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering, which options are not exercisable within 60 days of March 30, 2007.
(4)	Represents stock awards of 667 shares of our common stock granted upon completion of our June 2005 private offering to each of our non-excluded directors, which vest one year after the date of grant. Before vesting of the awards, the recipients have all rights of a stockholder, including the right to receive dividends and vote the shares, but we will retain custody of the certificates evidencing the shares granted under the awards and the recipients will not be able to sell, transfer or pledge the shares.

(5)	Includes (i) 66,000 shares of our common stock purchased by Mr. Eby in our June 2005 private offering at the offering price of $15.00 per share and (ii) 326,000 shares of our common stock owned by Torray Partners Fund, L.P. for which Time Partners LLC has voting and investment power with respect to these shares.
(6)	Includes 3,000 shares of our common stock purchased by Mr. Costantini in our June 2005 private offering at the offering price of $15.00 per share.
(7)	Includes 37,620 shares of restricted stock and options to purchase 11,000 shares of our common stock, which options are exercisable as of March 30, 2007, granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering. Does not include options to purchase 22,000 shares of our common stock to be granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering, which options are not exercisable within 60 days of March 30, 2007. On April 25, 2007, Mr. Gollenberg stepped down as our chief executive officer, president and one of our directors and Ray Wirta was appointed as the executive chairman and interim chief executive officer and president of our company.
(8)	Includes 29,700 shares of restricted stock and options to purchase 8,800 shares of our common stock, which options are exercisable as of March 30, 2007, granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering. Does not include options to purchase 17,600 shares of our common stock to be granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering, which options are not exercisable within 60 days of March 30, 2007.
(9)	Includes 6,667 shares of restricted stock and options to purchase 1,667 shares of our common stock, which options are exercisable as of March 30, 2007, granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering, at the direction of our Manager and (ii) 20,000 shares of restricted stock and options to purchase 6,667 shares of our common stock, which options are exercisable as of March 30, 2007, granted to such individual in January 2006. Does not include (i) options to purchase 3,333 shares of our common stock granted to such individual, at the direction of our Manager, in connection with our June 2005 private offering, which options are not exercisable within 60 days of March 30, 2007 and (ii) options to purchase 13,333 shares of our common stock granted to such individual in January 2006, which options are not exercisable within 60 days of March 30, 2007.
(10)	The address for CB Richard Ellis, Inc. is 100 North Sepulveda Boulevard, Suite 1050, El Segundo, CA 90245. Includes 300,000 shares of restricted stock and options to purchase 166,667 shares of our common stock, which options are exercisable as of March 30, 2007, granted to CBRE Melody & Company of Texas LP, an affiliate of CB Richard Ellis, Inc., in our June 2005 private offering. Does not include options to purchase 333,333 shares of our common stock, which options are not exercisable within 60 days of March 30, 2007, granted to CBRE Melody & Company of Texas LP in our June 2005 private offering. Also does not include options to purchase 24,500 shares of our common stock to be granted to our Manager, and available, at the direction of our Manager, for allocation to its employees or other related parties, at its discretion, in connection with our June 2005 private offering, which options are not exercisable within 60 days of March 30, 2007. Our Manager is an indirect subsidiary of CB Richard Ellis, Inc.
(11)

The address for this stockholder is 485 Madison Avenue, 22nd Floor, New York, NY 10022. Based solely on the information contained in a Schedule 13G/A filed jointly by Hunter Global Associates L.L.C., Hunter Global Investors L.P., Duke Buchan III and Hunter Global Investors Fund I L.P. on February 14, 2007 with the SEC. Mr. Duke Buchan III has voting and investment power over these shares.

(12)

The address for this stockholder is One Pacific Place, Suite 600, 1125 South 103rd Street, Omaha, NE 68124. Pursuant to a Schedule 13G filed with the SEC on January 18, 2007, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(13)

The address for this stockholder is 767 Fifth Avenue, 49th Floor, New York, NY 10153. Pursuant to a Schedule 13G filed with the SEC on February 14, 2007, this stockholder may have direct or indirect voting and/or investment discretion over these shares of common stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(14)	The address for this stockholder is Harborside Financial Center, Plaza 10, Suite 800, Jersey City, NJ 07311. Based solely on the information contained in a Schedule 13G/A filed with the SEC on February 14, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were filed on a timely basis.

C ERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

It is the policy of our Board of Directors that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding stock)) shall be subject to approval or ratification in accordance with the following procedures.

Our Nominating and Corporate Governance Committee shall review the material facts of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the Nominating and Corporate Governance Committee determines it to be appropriate, ratified at the next regularly scheduled meeting of the Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to the Nominating and Corporate Governance Committee.

If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, the Nominating and Corporate Governance Committee, on at least an annual basis, shall review and assess ongoing relationships with the related party to see that they are in compliance with the Nominating and Corporate Governance Committee’s guidelines and that the related party transaction remains appropriate.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Management Agreement

Upon completion of our June 2005 private offering, we entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations and receives substantial fees in connection therewith. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Ray Wirta, our executive chairman and interim chief executive and president, is the vice chairman of CBRE and Michael Melody, one of our directors, is the vice chairman in CBRE/Melody. Mr. Wirta does not hold an economic interest in our Manager and Mr. Melody indirectly holds an economic interest in our Manager. Our chairman, chief executive officer, president, chief financial officer and executive vice presidents also serve as officers and/or directors of our Manager. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our a management agreement has an initial term through December 31, 2008 with automatic one-year extension options for each anniversary date thereafter and is subject to certain termination rights. After the initial term, our independent directors will review our Manager’s performance annually and the management agreement may be terminated subject to certain termination rights. Our executive officers own approximately 26.1% of the Manager.

We pay our Manager an annual management fee monthly in arrears equal to 1/12th of the sum of (i) 2.0% of our gross stockholders’ equity (as defined in the management agreement), or equity, of the first $400.0 million of our equity and (ii) 1.75% of our gross stockholders’ equity in an amount in excess of $400.0 million and up to $800.0 million and (iii) 1.5% of our gross stockholders’ equity in excess of $800.0 million. Additionally, from July 26, 2006 to September 27, 2006, we considered the outstanding trust preferred securities as part of gross stockholders’ equity in calculating the base management fee. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. For the year ended December 31, 2006 and the period from June 9, 2005 through December 31, 2005, we paid approximately $6.3 million and $2.7 million, respectively, to our Manager for the base management fee under the management agreement. As of December 31, 2006, $0.7 million of management fees were accrued and constituted the management fee payable on our balance sheet.

In addition to the base management fee, our Manager may receive quarterly incentive compensation. The purpose of the incentive compensation is provide an additional incentive for our Manager to achieve targeted levels of Funds From Operations (as defined in the management agreement) (after the base management fee and before incentive compensation) and to increase our stockholder value. Our Manager may receive quarterly incentive compensation in an amount equal to the product of: (i) twenty-five percent (25%) of the dollar amount by which (A) our Funds From Operations (after the base management fee and before the incentive fee) per share of our common stock for such quarter (based on the weighted average number of shares outstanding for such quarter) exceeds (B) an amount equal to (1) the weighted average of the price per share of our common stock in our June 2005 private offering and the prices per share of our common stock in any subsequent offerings (including our IPO), multiplied by (2) the greater of (a) 2.25% or (b) 0.75% plus one-fourth of the Ten Year Treasury Rate (as defined in the management agreement) for such quarter, multiplied by (ii) the weighted average number of shares of our common stock outstanding during the such quarter. We will record any incentive fees as a management fee expense in the period when earned and when payments of such amounts have become probable and reasonably estimable in accordance with the management agreement. No amounts had been paid or were payable for incentive compensation under the management agreement as of December 31, 2006 and December 31, 2005.

The management agreement also provides that we will reimburse our Manager for various expenses incurred by our Manager or its affiliates for documented expenses of our Manager or its affiliates incurred on our behalf, including but not limited to costs associated with formation and capital raising activities and general and administrative expenses. Without regard to the amount of compensation received under the management agreement, our Manager is responsible for the wages and salaries of its officers and employees. For the year ended December 31, 2006 and the period from May 10, 2005 (inception) through December 31, 2005, we paid or had payable $0.8 million and $0.5 million, respectively, to our Manager for expense reimbursements, of which $0.1 million were accrued and are included in other liabilities on our balance sheet as of December 31, 2006.

For the period prior to May 10, 2005 (inception), we reimbursed expenses to an affiliate of our Manager, CBRE/Melody, $1.3 million, including $0.9 million of costs associated with capital raising activities and $0.4 million of expenses relating to our formation.

Collateral Management Agreement

In connection with the closing of our first collateralized debt obligation, or CDO, in March 2006, the Issuer, CBRE Realty Finance CDO 2006-1 Ltd., entered into a Collateral Management Agreement with our Manager. Pursuant to the Collateral Management Agreement, our Manager has agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the CDO notes. The Collateral Management Agreement provides for a senior collateral management fee, payable monthly in accordance with the priority of payments as set forth in the indenture, equal to  1/12 of 0.10% per annum of the net outstanding portfolio balance, and an additional subordinate collateral management fee, payable monthly in accordance with the priority of payments as set forth in the indenture, equal to  1/12 of 0.15% per annum of the net outstanding portfolio balance. Net outstanding portfolio balance is the sum of the (i) aggregate principal balance of the collateral debt securities, excluding defaulted securities, (ii) aggregate principal balance of all principal proceeds held as cash and eligible investments in certain accounts, and (iii) with respect to the defaulted securities, the calculation amount of such defaulted securities. Effective March 28, 2006, until further notice, the Collateral Manager waived its right to receive the collateral management fee. As compensation for the performance of its obligations as collateral manager under the first CDO, our Board of Directors has allocated to our Manager the subordinate collateral management fee paid on securities not held by us. At December 31, 2006, we owned all of the non-investment grade bonds, preferred equity and equity in the CDO. The senior collateral management fee and balance of the subordinate collateral management fee is allocated to us. For the years ended December 31, 2006 and 2005, we did not reimburse our Manager for any expenses to our Manager under such Collateral Management Agreement.

GEMSA Servicing Agreement

GEMSA Loan Services, L.P., which we refer to as GEMSA, is utilized by us as a loan servicer. GEMSA is a joint venture between CBRE/Melody and GE Capital Real Estate. GEMSA is a rated master and primary servicer. Our fees for GEMSA’s services are at market rates.

For the year ended December 31, 2006 and the period May 10, 2005 (inception) through December 31, 2005, we paid or had payable an aggregate of approximately $82,000 and $2,000, respectively, to GEMSA in connection with its loan servicing of a part of our portfolio.

Torto Wheaton Research License Agreement

Torto Wheaton Research, or TWR, is a wholly-owned subsidiary of CBRE that provides research products and publications to us under a license agreement. The cost of this license agreement is at market rates. For the year ended December 31, 2006, we paid or had payable an aggregate of approximately $78,174 in licensing fees to TWR in connection with the license agreement.

CBRE License Agreement

In connection with our June 2005 private offering, we entered into a license agreement with CBRE and one of its affiliates, pursuant to which they granted us a non-exclusive, royalty-free license to use the name “CBRE.” As of December 31, 2006, no amounts have been paid to CBRE under this agreement. See “Management—License Agreement.”

Purchases of Our Common Stock

CBRE, through one of its affiliates, purchased from us 1,100,000 shares of our common stock in our June 2005 private offering, representing 5.1% of our common stock on a fully-diluted basis as of December 31, 2005. Certain of our executive officers and directors and certain executive officers and directors of CBRE and CBRE/Melody purchased 964,101 shares of our common stock in that offering, representing 4.5% of our common stock on a fully-diluted basis as of December 31, 2005. Our Manager has agreed to receive at least 10% of its incentive fee under our management agreement in shares of our common stock, subject to certain limitations in our management agreement. In addition, upon completion of our June 2005 private offering, we granted to our Manager, its employees and certain of its related persons 565,087 shares of restricted stock and options to purchase 813,600 shares of our common stock with an exercise price of $15.00 per share representing 6.5% of our common stock on a fully-diluted basis as of December 31, 2005. Additionally, 34,913 shares of restricted stock and options to purchase 186,400 shares of our common stock were made available for issuance to our Manager or to employees or other related parties of our Manager as directed by our Manager. In January 2006, we granted to certain employees of our Manager 119,500 shares of restricted stock, net of forfeitures (34,913 shares of which were issued at the direction of our Manager) and options to purchase 66,550 shares of our common stock, net of forfeitures (all of which were issued at the direction of our Manager), with an exercise price of $15.00 per share. In August 2006, two former employees of our Manager forfeited 20,300 shares of restricted stock and options to purchase 18,100 shares of our common stock. Additionally, in August 2006, we granted to certain employees of CBRE/Melody options to purchase 17,850 shares of our common stock, with an exercise price of $15.00 per share. In September 2006, 10,833 shares of restricted stock and options to purchase 6,667 shares were forfeited by former employees of our Manager, and additional options to purchase 2,000 shares were granted to one of these former employees. These shares and options vest or become exercisable in three equal annual installments beginning on the first anniversary of their issuance. Before vesting of the awards, the recipients have all the rights of a stockholder, including the right to receive dividends and vote the shares, but we will retain custody of the certificates evidencing the shares granted under the awards and the recipients will not be able to sell, transfer or pledge the shares.

On March 7, 2007, 130,200 shares of restricted stock and options to purchase 66,500 shares of the our common stock with an exercise price of $13.08 per share were issued to certain non-executive employees of our Manager under the 2005 Equity Incentive Plan. These options become exercisable in three equal annual installments beginning on the first anniversary of their issuance.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Morrow & Co., Inc., at an aggregate estimated cost of $4,500, plus out-of-pocket expenses.

Stockholder Proposals

Stockholder proposals intended to be presented at the 2008 annual meeting of stockholders must be received by our Secretary no later than February 6, 2008, in order to be considered for inclusion in our proxy statement relating to the 2008 meeting pursuant to Rule 14a-8 under the Exchange Act.

For a proposal of a stockholder to be presented at the 2008 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices after January 6, 2008 and on or before February 6, 2008, unless the 2007 annual meeting of stockholders is scheduled to take place before May 7, 2007 or after July 6, 2007. Our Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in our Bylaws, to us at our principal executive offices not earlier than the one hundred fiftieth (150th) day prior to the first (1st) anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first (1st) anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Any such proposal should be mailed to: CBRE Realty Finance, Inc., 185 Asylum Street, 37th Floor, Hartford, CT 06103, Attn: Susan M. Orr, Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, by directing your written request to: CBRE Realty Finance, Inc., 185 Asylum Street, 37th Floor, Hartford, CT 06103, Attn: Susan M. Orr, Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker as specified above.

Other Matters

Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors

Susan M. Orr

Secretary

New York, New York

May 4, 2007

EXHIBIT A

CBRE REALTY FINANCE, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Board of Directors (the “Board”) of CBRE Realty Finance, Inc. (the “Company”) has established an audit committee of certain independent directors (the “Committee”) and has adopted and approved this charter for the Committee. The Committee’s primary functions are to:

1.	Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company’s financial statements (the “Independent Auditor”), (iv) the performance of the people responsible for the Company’s internal audit function, and (v) the performance of the Company’s Independent Auditors, including any third party employed by the Company for the purpose of performing all or any portion of the Company’s internal audit function (the “Internal Auditor”),

2.	If the Company is required to deliver an annual proxy statement to its stockholders, prepare the report that rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules, and

3.	Provide an open avenue of communication among the Company’s Independent Auditors, its Internal Auditors, its management and its Board.

Organization

1.	The Committee will be composed of at least three directors, each of whom is financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a company) or, in the judgement of the Board, able to become financially literate within a reasonable period of time after his or her appointment to the Committee. Each member of the Committee will be a member of the Board in good standing and, in the business judgment of the Board, “independent” under the independence requirements set forth, from time to time, in the listing standards of the New York Stock Exchange (“NYSE”) and any other applicable laws, rules or regulations, including, without limitation, any rules promulgated by the SEC. The members of the Committee shall be appointed annually by the Board.

2.	At least one member of the Committee will be a person who has the following attributes:

(a)	an understanding of accounting principles generally accepted in the United States (“GAAP”) and financial statements;

(b)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements, or experience supervising one or more persons engaged in such activities;

(d)	an understanding of internal accounting controls; and

(e)	an understanding of audit committee functions.

3.

No director who serves on the audit committee of more than two other public companies may be a member of the Committee unless the Board determines such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses such determination in the

Company’s annual proxy statement, or if the Company does not file an annual proxy statement, in the Company’s annual report on Form 10-K filed with the SEC or other similar report provided to stockholders.

4.	The members of the Committee will be appointed, removed and replaced by, and in the sole discretion of, the Board.

5.	The Board will designate a member of the Committee to be the chairman of the Committee.

6.	The Committee will create its own rules of procedure, including rules regarding notice of meetings, quorum and voting. Such rules will be consistent with the Articles of Incorporation, as amended (the “Charter”) and Bylaws (the “Bylaws”) of the Company and with this charter.

7.	The Committee may create subcommittees to perform particular functions, either generally or in specific instances.

8.	Minutes will be kept with regard to each meeting of the Committee, which will record all actions taken by the Committee. The minutes will be maintained with the books and records of the Company. Copies of the minutes of each meeting of the Committee will be sent promptly after the meeting to all members of the Board.

9.	The Committee will report to the Board at all regular meetings of the Board or at such other times as the Committee deems necessary or appropriate.

10.	The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairman, with further meetings to occur when deemed necessary or desirable by the Committee or its chairman.

11.	The Committee may request members of management or others to attend meetings and provide pertinent information as necessary.

Powers

The Committee will have the authority to engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (a) compensation to the Independent Auditor employed by the Company to audit the financial statements of the Company, (b) compensation to any advisors employed by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate for the Committee to carry out its duties.

The Committee may require any officer or employee of the Company or the Company’s outside counsel or Independent Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Responsibilities

The Committee will from time to time adopt any policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality.

While the Committee has the powers and responsibilities set forth in this charter, it is not the duty or responsibility of the Committee to (i) plan or conduct audits, (ii) determine that the Company’s financial statements and disclosures are complete and accurate or are in accordance with GAAP or applicable rules and regulations, or (iii) monitor and control risk assessment and management. These are the responsibilities of the Company’s management and the Independent Auditor.

The Committee’s functions are the sole responsibility of the Committee and may not be allocated to a different committee.

To fulfill its responsibilities, the Committee will:

Independent Auditors

1.	Be directly responsible for the appointment (subject to stockholder approval, if required by the Board), termination, compensation, retention and oversight, of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the Independent Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, attest services or related work. Each such public accounting firm will report directly to the Committee.

2.	Have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements of the Independent Auditors.

3.	Preapprove the fees and terms of all auditing services (including providing comfort letters in connection with securities offerings) and permitted non-audit services (including tax services) to be provided to the Company or its subsidiaries by the Company’s Independent Auditors, except for non-audit services covered by the De Minimus Exception in Section 10A of the Securities Exchange Act of 1934, as amended. The Committee may delegate to one or more of its members who is an independent director the authority to grant preapprovals.

4.	In order to evaluate the Independent Auditors’ qualifications, performance and independence, at least annually obtain and review a report by the Independent Auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the Independent Auditors and the Company in order to assess the Independent Auditor’s independence. This evaluation should include review of the partner of the Independent Auditor who has principal responsibility for its audits of the Company’s financial statements and should take into account the opinions of management and the Internal Auditors (or the Company’s personnel responsible for the internal audit function). In addition, the report will include a written statement of the fees billed for each of the following categories of services rendered by the Independent Auditor: (a) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year; (b) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems, design and implementation); and (c) all other services rendered by the Independent Auditor for the most recent fiscal year, in the aggregate and by each service.

5.	Ensure that the lead partner of the Independent Auditor does not serve in that capacity for more than five years. Consider whether the Independent Auditor itself should be changed periodically.

6.	Ensure the Company’s compliance with all applicable legal requirements regarding auditor independence, including the periodic rotation of the lead partner and other senior members of the Independent Auditor.

7.	Present to the Board its conclusions regarding the Independent Auditors’ qualifications, performance and independence as a result of the evaluation described in the preceding three paragraphs.

8.	Meet regularly with the Company’s Independent Auditors so that they can report on (a) all critical accounting policies and practices the Company uses or expects to use; and (b) all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors.

9.	Obtain and review, at least annually: a report from the Independent Auditors of any audit problems or difficulties and management’s response, including any restrictions on the scope of the Independent

Auditors’ activities or access to information and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the Independent Auditors but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the Independent Auditors’ national office with respect to auditing or accounting issues presented by the engagement; any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditors to the Company; and all other material written communications between the Independent Auditors and the management of the Company. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

10.	Instruct the Independent Auditors that the Board and the Committee are the accountants’ client.

11.	Meet separately, periodically, with management, with the Internal Auditors, and with the Independent auditors and take such parties’ opinions into consideration.

12.	Report regularly to the Board as to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance and independence of the Company’s independent auditors and the Company’s internal audit function.

13.	Set clear hiring policies for employees or former employees of the Independent Auditors.

14.	Review all reports required to be submitted by the Independent Auditor to the Committee under Section 10A of the Securities Exchange Act of 1934, as amended.

Internal Audit

1.	Review the responsibilities, budget and staffing of the Company’s internal audit function, as applicable.

2.	Review any significant changes in the planned scope of the internal audit function, as applicable.

Accounting and Reporting Process

1.	Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and the development, selection and disclosure of critical accounting estimates.

2.	Review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3.	Review analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

4.	Review the audited financial statements and discuss them with management and the Independent Auditor. Based on that review, and the reviews performed by the Committee as described in paragraphs 1 through 3 under this Accounting and Reporting Process, make a recommendation to the Board that the Company’s audited financial statements be made publicly available, including the Company’s annual report on Form 10-K, if such report is required to be filed with the SEC.

5.	Obtain reports from management, parties responsible for the Company’s internal audit function and the Independent Auditors, as necessary, regarding the compliance, or failure to comply, of the Company with applicable legal requirements and the Company’s Code of Business Conduct and Ethics, including disclosures of insider and affiliated party transactions.

6.	Review with management and the Independent Auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

7.	The Committee will discuss with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

Other

1.	Discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including the results of the Independent Auditor’s reviews of the quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to making such financial statements publicly available, including, if required through the filings of Forms 10-K and Forms 10-Q by the Company.

2.	Review the disclosures, if any, of the chief executive officer and chief financial officer, prior to their certification of each annual or quarterly report filed by the Company with the SEC, of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.	Discuss the Company’s earnings press releases, if any, (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP information and non-GAAP Financial Measures, as such term is defined under the rules of the Securities Act of 1934, as amended) and the rules and regulations promulgated thereunder, as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

5.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.	Conduct an annual evaluation of its own performance.

7.	Conduct an annual review of this charter and recommend to the Board any changes the Committee deems appropriate.

8.	Annually review the Company’s compliance program for its Code of Ethics and the results of the internal audit’s review of the expense accounts of the Company’s elected officers.

9.	Review with internal and external counsel, where appropriate, any legal matters that could have a significant impact on the Company’s financial statements.

10.	Review accounting and financial human resources and succession planning within the Company.

11.	Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants at the expense of the Company without seeking approval of the Board. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms. The Committee has the power in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

CBRE REALTY FINANCE, INC.

185 Asylum Street, 37th Floor

Hartford, CT 06103

Proxy for Annual Meeting of Stockholders to be held on June 6, 2007

THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Ray Wirta and Susan Orr and either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of CBRE Realty Finance, Inc. held of record by the undersigned as of the close of business on March 30, 2007, on behalf of the undersigned at the annual meeting of stockholders to be held at 8:30 a.m., local time, at InterContinental, The Barclay New York, 111 East 48th Street, New York, New York 10017, on Wednesday, June 6, 2007, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the nominees of our Board of Directors listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with our Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

Please vote and sign on other side and return promptly in the enclosed envelope.	SEE REVERSE SIDE

☒	Please mark your votes as in this example.

1.	To elect Directors of our company to serve until our 2008 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominees:	Ray Wirta
Michael Melody
Douglas C. Eby
Vincent J. Costantini
Ricardo Koenigsberger
David P. Marks

FOR ALL ☐		WITHHOLD ALL ☐	FOR ALL (except as marked to the contrary below) ☐

Withhold my vote for                                                                                                                    as Director.

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of stockholder, the proxy statement with respect thereof and our annual report to stockholders with respect to our 2006 fiscal year and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature:	Date:	Signature:		Date:
If Held Jointly

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Change of Address: